UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 28, 2009

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

Appointment of Gerardo I. Lopez to the Board of Directors

On April 28, 2009, the Board of Directors of National CineMedia, Inc. (the “Company”) appointed Gerardo I. Lopez to the Company’s Board of Directors (the “Board”). Mr. Lopez was designated to the Board by AMC Entertainment, Inc. (“AMC”) pursuant to the Director Designation Agreement between the Company and its founding members, AMC, Cinemark Holdings, Inc. and Regal Entertainment Group. Mr. Lopez has not been appointed to serve on any committees of the Board at this time.

Mr. Lopez is Chief Executive Officer and President of AMC Entertainment Holdings, Inc., Marquee Holdings Inc., and AMC Entertainment Inc. He has served as Chief Executive Officer and President since March 2009, when he was also elected to AMC’s Board of Directors. Prior to joining AMC, Lopez served as executive vice president of Starbucks Coffee Company and president of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions. In these roles, he led the strategy to support Starbucks’ growth and expansion of consumer product offerings worldwide. Mr. Lopez was previously part of the entertainment industry during 2000-2004, when he served as president at Handleman Entertainment Resources, which provided category management and pre-recorded music distribution services to Wal-Mart, Best Buy and other major retailers in the US and abroad. In his more than 25-year career he also has served in a variety of executive management positions with International Home Foods, Frito-Lay, Pepsi-Cola and the Procter & Gamble Company.

Also on April 28, 2009, the Company entered into an Indemnification Agreement with Mr. Lopez, in substantially similar form to the indemnification agreements entered into by the Company with its other directors and officers. The Indemnification Agreement requires the Company to indemnify Mr. Lopez against liabilities that may arise by reason of their status or service as directors or officers. It also requires the Company to advance any expenses incurred by Mr. Lopez as a result of any proceeding against him as to which he could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

A form of the Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Stock Option and Restricted Stock Awards to Named Executive Officers

On January 15, 2009, the Compensation Committee of the Board, with the approval of the Board, granted stock options and performance-based restricted stock awards to each of the Company’s named executive officers, as described in greater detail below. The grants were conditioned upon approval by the Company’s stockholders of (i) an amendment to the Company’s 2007 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares of Company common stock available for issuance under the Plan from 2,576,000 shares to 7,076,000 shares and (ii) the use of “Free Cash Flow” (defined as Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) less capital expenditures) as the performance measure for vesting of shares of the restricted stock. On April 28, 2009, the Company’s stockholders approved these matters at the Company’s annual meeting of stockholders, and the grants to the Company’s named executive officers became effective.

The following table shows the maximum number of shares granted to each of our named executive officers for these awards:

Name and Position	Number of Shares of Restricted Stock (1)	Number of Stock Options	Total Number of Shares
Kurt C. Hall	87,975	263,924	351,899
President, Chief Executive Officer and Chairman
Clifford E. Marks	47,129	141,388	188,517
President of Sales and Marketing
Gary W. Ferrera	33,216	99,648	132,864
Executive Vice President and Chief Financial Officer
Thomas C. Galley	28,976	86,927	115,903
Executive Vice President and Chief Technology and Operations Officer
Ralph E. Hardy	15,481	46,444	61,925
Executive Vice President and General Counsel

(1)	Includes the maximum number of shares that will vest if actual cumulative Free Cash Flow equals 100% of the Free Cash Flow target. If actual cumulative Free Cash Flow exceeds 100% of the Free Cash Flow target, Mr. Hall will receive up to 43,988 additional shares; Mr. Marks will receive up to 23,565 additional shares; Mr. Ferrera will receive up to 16,608 additional shares; Mr. Galley will receive up to 14,488 additional shares and Mr. Hardy will receive up to 7,741 additional shares for a total of 106,390 additional shares to the Executive Officers as a group.

The stock options are scheduled to vest 33.33% each year over the next three years, subject to continuous service. The stock options have a 10-year term and an exercise price of $9.22, the closing price of the Company’s common stock on January 15, 2009, the date the grants were approved by the Compensation Committee. The restricted stock awards are scheduled to vest based upon achievement of the actual cumulative Free Cash Flow target at the end of the three-year measuring period. The restricted stock awards include the right to receive dividend equivalents, subject to vesting. Below is a summary of how the number of vested shares will be determined based upon the level of achievement of actual cumulative Free Cash Flow.

AWARD VESTING %	FREE CASH FLOW TARGET ACTUAL %
100%	100%
50%	90%
None	<90%

If actual cumulative Free Cash Flow is between 90% and 100% of the target, the award will vest proportionately. If actual cumulative Free Cash Flow exceeds 100% of the Free Cash Flow target for the measuring period, the participant will receive an additional grant of shares of restricted stock that will vest 60 days following the last day of the measuring period. The number of additional shares of restricted stock will be determined by interpolation, but will not exceed 50% of the number of shares of restricted stock that vest as set forth above.

Upon vesting of the restricted shares and exercise of the options described above, National CineMedia, LLC will issue common membership units for an equal number of shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Reference	Description

10.1	(1)	Form of Indemnification Agreement.

(1)	Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 4, 2009	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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